SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED SEPTEMBER 28, 2005
(TO PROSPECTUS DATED SEPTEMBER 28, 2005)

                                  $471,723,208
                                 (Approximate)

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                          [LOGO OF INDYMAC BANK, F.S.B.]
                            SELLER AND MASTER SERVICER

               RESIDENTIAL ASSET SECURITIZATION TRUST 2005-A11CB
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-K

                             ----------------------

    This Supplement amends the prospectus supplement dated September 28, 2005 that has been issued with respect to the Residential Asset Securitization Trust 2005-A11CB, Mortgage Pass-Through Certificates, Series 2005-K (the 'CERTIFICATES'), as described below.

      The Initial Class Certificate Balances of the Class 1-A-5 and Class 1-A-6 Certificates appearing in the table on the cover page to the prospectus supplement are amended to read $20,824,000 and $30,036,000, respectively.

      The first complete sentence on page S-11 of the prospectus supplement is amended to read as follows:

     'Investors in the Class 1-A-1, Class 1-A-5 and Class 2-A-1 Certificates should note that the original class certificate balances of those classes of certificates are $216,806,000, $20,824,000 and $82,019,000, respectively, while the original component balances of the Class 1-A-6-A and Class 1-A-6-B Components are only $28,561,000 and $1,475,000, respectively and the original Class Certificate Balance of the Class 2-A-3 Certificates is only $1,249,000.'

      The table appearing in the first complete paragraph on page S-35 of the prospectus supplement is amended to read as follows:

                     DESIGNATION                        INITIAL COMPONENT BALANCE
                     -----------                        -------------------------
Class 1-A-6-A.........................................         $28,561,000
Class 1-A-6-B.........................................         $ 1,475,000

UBS INVESTMENT BANK                                         LEHMAN BROTHERS INC.

                               September 28, 2005